Exhibit 10.44

Dated 21 October 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD
the Parent

CET 21 SPOL. S R.O.
the Company

AND CERTAIN SUBSIDIARIES OF THE PARENT
as Original Obligors

BNP PARIBAS S.A.
as Agent

BNP PARIBAS TRUST CORPORATION UK LIMITED
as Security Agent

CITIBANK, N.A., LONDON BRANCH
as Notes Trustee

and

OTHERS
____________________________________________

INTERCREDITOR AGREEMENT
____________________________________________

Simpson Thacher & Bartlett LLP
London

i

THIS AGREEMENT is made on 21 October 2010

BY

(1)
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a corporation organised and existing under the laws of Bermuda, having its registered office at Mintflower Place, 4th Floor, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda (the “Parent”);

(2)
CET 21 spol. s r.o., a corporation organised and existing under the laws of the Czech Republic, having its registered office at Prague 5, Křiženeckého nám. 1078/5, Post Code 152 00, the Czech Republic, Identification No. 45800456, registered with the Commercial Register held by the Municipal Court in Prague, section C, insert 1058 (the “Company”);

(3)	THE COMPANIES listed in Part A of Schedule 1 (The Original Obligors) (the “Original Obligors”);

(4)	THE PERSONS named in Part B of Schedule 1 (The Original RCF Lenders) (in this capacity the “Original RCF Lenders”);

(5)	BNP PARIBAS S.A. as facility agent of the lenders under the Revolving Credit Facility Agreement (as defined below) (the “Agent”, as such term is more particularly defined below);

(6)
BNP PARIBAS TRUST CORPORATION UK LIMITED as security agent under the Revolving Credit Facility Agreement, this Agreement and the Transaction Security (the “Security Agent”, as such term is more particularly defined below); and

(7)	CITIBANK, N.A., LONDON BRANCH as notes trustee for the Noteholders under the terms of the Notes Indenture (as defined below) (the “Notes Trustee”, as such term is more particularly defined below).

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	Definitions

In this Agreement:

“Acceleration Action” means:

(a)	any action set out in paragraph (a) of the definition Enforcement Action; or

(b)	making a demand for payment under any guarantee of the relevant Debt.

“Accession Agreement” means an agreement substantially in the form set out in Schedule 2 (Form of Accession Agreement).

“Additional Notes” means any Notes which are permitted to be issued after the original date of this Agreement pursuant to the Notes Indenture subject to the other Finance Documents, but excluding for the avoidance of doubt the Original Notes.

“Additional RCF Debt” means any loan or credit facilities (or other facilities under which the credit exposure may arise) not exceeding in aggregate Eur10,000,000 provided by any RCF Lender after the original date of this Agreement pursuant to and in accordance with the RCF Finance Documents, in addition to those committed to be provided under the RCF Finance Documents as at the original date of this Agreement.

“Agent” means BNP Paribas S.A. and each institution that is acting from time to time as facility agent under the Revolving Credit Facility Agreement that accedes to this Agreement in that capacity and any sub-agent, sub-trustee or custodian appointed by it.

“Consent” means any consent, release, approval, waiver, amendment or other like action.

“Creditors” means the RCF Creditors and the Notes Creditors.

“Debt” means any or all of the RCF Debt and the Notes Debt as the context requires.

“Deed of Accession” means a deed of accession substantially in the form of Schedule 3 (Form of Deed of Accession), with such amendments as the Security Agent may approve or reasonably require.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Enforcement Action” means any action of any kind to:

(a)
(other than as a result of it becoming unlawful for a Creditor to perform its obligations under, or of any mandatory prepayment arising under, the Finance Documents) demand payment, declare prematurely due and payable or otherwise accelerate payment of or place on demand of all or any part of the Debt; or

(b)
recover all or any part of the Debt (including by exercising any rights of set-off or combination of accounts but excluding the taking of any action referred to in paragraphs (c), (d) or (f) below); or

(c)	exercise or enforce any rights under or pursuant to any guarantee or other assurance granted in respect of all or any part of the Debt against any Group Company; or

(d)	exercise or enforce any rights under any Security granted in respect of all or any part of the Debt against any Group Company; or

(e)	commence legal proceedings against any Group Company (but excluding the taking of any action referred to in paragraphs (c) or (d) above or (f) below); or

(f)	petition for, or take or support of any other steps which is likely to result in an, Insolvency Event in relation to any Group Company,

provided that the following shall not constitute Enforcement Action:

(i)
the taking of any action that is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of any Debt, including the registration of such claims before any court or governmental authority;

(ii)
allegations of misstatements or omissions made in connection with the offering materials relating to the Notes or in reports furnished to the Noteholders or any exchange on which the Notes are listed pursuant to information and reporting requirements under the applicable Notes Documents;

(iii)
to the extent entitled by law, the taking of action against any creditor (or any agent, trustee or receiver acting on behalf of such creditor) to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security document; or

(iv)
bringing legal proceedings against any person in connection with any securities violation or securities or listing regulations or fraud or to restrain an actual or putative breach of the Finance Documents or for specific performance with no claim for damages.

“Enforcement Notice” has the meaning given to it in the Existing Intercreditor Agreement.

“Event of Default” means an RCF Default or a Notes Default.

“Existing Intercreditor Agreement” means the intercreditor agreement dated 21 July 2006 (as amended and restated from time to time, including by a deed of amendment dated on or about the original date of this Agreement) made between, among others, the Parent, BNY Corporate Trustee Services Limited and The Bank of New York Mellon (formerly The Bank of New York) as 2007 trustee, The Bank of New York Mellon (formerly The Bank of New York) as 2008 trustee, The Bank of New York Mellon as 2009 notes trustee, The Law Debenture Trust Corporation p.l.c. as 2009 Security Agent, the Notes Trustee (as 2010 Notes Trustee as defined therein), the Agent (as 2010 Agent as defined therein) and the Security Agent (as 2010 Security Trustee as defined therein).

“Finance Documents” means any or all of the RCF Finance Documents and the Notes Documents as the context requires.

“Group” means the Parent and each of its Subsidiaries for the time being and “Group Company” means any one of them.

“Guarantors” means any or all of the RCF Guarantors and the Notes Guarantors as the context requires.

“Holdco Share Pledges” means:

(a)	the share pledge executed by the Parent over all existing and future shares of Central European Media Enterprises N.V.; and

(b)	the share pledge executed by Central European Media Enterprises N.V. over all existing and future shares of CME Media Enterprises B.V. owned by it.

“Insolvency Event” means in relation to any Group Company:

(a)
a petition is presented or a meeting is convened or application is made for the considering of any resolution for (or to petition for) or any order is made for the insolvency, liquidation, dissolution, winding-up, bankruptcy administration, administrative receivership, reorganisation, examination, receivership, moratorium of payments, compulsory merger or judicial reorganisation of, judicial composition of any company or judicial liquidation; or

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)
the appointment of a trustee in bankruptcy or insolvency conciliator, ad hoc official, judicial administrator, a receiver, a liquidator, administrator, examiner, administrative receiver, custodian, manager or other similar officer of that Obligor or other Group Company, or any of its assets; or

(d)	any other similar process or appointment or proceedings in any jurisdiction analogous to those set out in paragraphs (a), (b) or (c) above.

“Liabilities” means in relation to any document, agreement or obligation, any present or future liability (actual or contingent) payable or owing under or in connection with that document, agreement or obligation, whether or not matured and whether or not liquidated, together with:

(a)	any refinancing, novation, deferral or extension of that liability;

(b)	any claim for breach of representation, warranty, undertaking or an event of default (howsoever described) or under any guarantee in connection with that document or agreement;

(c)	any further advance made under any document or agreement supplemental to that document or agreement, together with all related interest, fees and costs;

(d)	any claim for damages or restitution in the event of rescission of that liability or otherwise in connection with that document or agreement;

(e)	any claim flowing from any recovery of a payment or discharge in respect of that liability on the grounds of preference or otherwise; and

(f)
any amount (such as post-insolvency interest) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability as a result of any Insolvency Event or in other proceedings.

“Majority Creditors” means, at the relevant time:

(a)	the Majority RCF Lenders; or

(b)	if:

(i)	the:

(A)	Notes Creditors are permitted under clause 5.3(b) (Permitted enforcement) to take Enforcement Action; and

(B)	the Majority RCF Lenders are not in the process of taking (or instructing the Security Agent to take) Enforcement Action; or

(ii)	the Senior Credit Participations of the RCF Lenders represent less than 15 per cent. of the aggregate outstanding principal amount of the RCF Debt and the Notes Debt,

those RCF Lenders and Noteholders whose Senior Credit Participations at that time aggregate more than 66⅔ per cent. of the Total Senior Credit Participations.

“Majority RCF Lenders” means “Majority Lenders” as defined in the Revolving Credit Facility Agreement.

“Noteholders” means the holders, from time to time, of the Notes.

“Notes” means the Original Notes and any Additional Notes.

“Notes Creditors” means the Notes Trustee, the Security Agent, the Noteholders and any Receiver.

“Notes Debt” means all Liabilities of a member of the Group to the Notes Creditors under or in connection with the Notes Documents.

“Notes Default” means an “Event of Default” as defined in the Notes Indenture.

“Notes Discharge Date” means the first date upon which the Notes Debt has been unconditionally discharged in full.

“Notes Documents” means:

(a)	the Notes Indenture;

(b)	the Notes; and

(c)	this Agreement.

“Notes Guarantee” means each guarantee of the Notes given or as otherwise required to be given by a Notes Guarantor pursuant to the Notes Documents.

“Notes Guarantors” means the Obligors other than the Company (each in their capacity as provider of a Notes Guarantee) and any other member of the Group which provides a Notes Guarantee.

“Notes Indenture” means the indenture dated on or about the original date of this Agreement made between, among others, the Company as issuer and the Notes Trustee pursuant to which the Original Notes are issued.

“Notes Trustee” means Citibank, N.A. London Branch and each institution that is acting from time to time as trustee with respect to the Notes under the Notes Indenture that accedes to this Agreement in that capacity and any agent, sub-trustee or custodian appointed by it.

“Notes Trustee Ordinary Course Amounts” means the fees, costs and expenses of the Notes Trustee (including any amount payable to that Notes Trustee personally by way of indemnity, remuneration or to reimburse it for expenses incurred) payable for its own account pursuant to the Notes Documents or any other document entered into in connection with the issuance of the Notes in respect of the ongoing administration of the Notes Debt and the Notes Documents and the costs of or related to any Enforcement Action (including legal and other professional advisory fees) which are expressed to be recoverable pursuant to the terms of the Notes Documents or any other document entered into in connection with the issuance of the Notes.

“Obligor” means the Original Obligors and each other member of the Group that accedes to this Agreement as an Obligor pursuant to Clause 17.4 (Accession of Obligors).

“Original Notes” means the senior notes due 2017 of the Company issued on or about the original date of this Agreement.

“Party” means a party to this Agreement, and in the case of:

(a)	the Notes Trustee, in its capacity as notes trustee for the Noteholders and on its own behalf; and

(b)	the Security Agent, in its capacity as security agent for the other RCF Creditors and the other Notes Creditors.

“RCF Commitments” means “Commitment” as defined in the Revolving Credit Facility Agreement.

“RCF Creditors” means the Agent, the Security Agent, the RCF Lenders, the creditors under any Additional RCF Debt and any Receiver.

“RCF Debt” means all Liabilities of a member of the Group to the RCF Creditors under or in connection with the RCF Finance Documents and any Additional RCF Debt.

“RCF Default” means an “Event of Default” as defined in the Revolving Credit Facility Agreement.

“RCF Discharge Date” means the first date upon which the RCF Debt has been unconditionally discharged in full and the relevant RCF Creditors have no further obligations under the RCF Finance Documents and any Additional RCF Debt.

“RCF Finance Documents” means each “Finance Document” as defined in the Revolving Credit Facility Agreement.

“RCF Guarantee” means each guarantee under or in respect of the Revolving Credit Facility Agreement or as otherwise required to be given by an RCF Guarantor pursuant to the Revolving Credit Facility Agreement.

“RCF Guarantors” means the Obligors other than the Company (each in their capacity as provider of an RCF Guarantee) and any other member of the Group which provides an RCF Guarantee.

“RCF Lenders” means the Original RCF Lenders and any other “Lenders” (as defined in the Revolving Credit Facility Agreement) that accedes to this Agreement pursuant to Clause 17.5 (Accession of Creditors).

"Receiver" means any receiver, manager, receiver and manager, or administrative receiver appointed by the Security Agent in accordance with the terms of the Transaction Security Documents.

“Relevant Creditors” has the meaning given to it in Clause 18.1(a) (Appointment).

“Relevant Finance Documents” has the meaning given to it in Clause 18.1(a) (Appointment).

“Relevant Notes Documents” has the meaning given to it in Clause 19.1(a) (Capacity of the Notes Trustee).

“Responsible Officer” means any officer within the corporate trust and agency department of the Notes Trustee or other similar department including any director, associate director, assistant director, secretary, vice president, assistant vice president, assistant treasurer, trust officer of the Notes Trustee (or other officer of the Notes Trustee who customarily performs functions similar to those performed by such persons) who has direct responsibility for the administration of the transaction contemplated by the Notes Indenture, this Agreement and any other Notes Documents.

“Revolving Credit Facility Agreement” means the CZK1,500,000,000 revolving facility agreement dated on or about the original date of this Agreement between the Company as borrower, certain members of the Group as guarantors, the Agent, the Security Agent, the Original RCF Lenders and others.

“Secured Party” has the meaning given to it in the Existing Intercreditor Agreement.

“Security” means a mortgage, charge, pledge, lien, assignment, hypothecation, set off, trust arrangement for the purpose of creating security, reservation of title or security interest, or any other agreement or arrangement having a similar effect (but, for the avoidance of doubt, not including leases of assets).

“Security Agent” means BNP Paribas Trust Corporation UK Limited and each institution that is acting from time to time as Security Agent and/or a security agent under the RCF Finance Documents and/or the Notes Documents and that accedes to this Agreement in that capacity and any sub-agent, sub-trustee or custodian appointed by it.

“Security Recovery” means all amounts received or recovered by any of the Creditors in payment or on account of any Debt on or after the taking of any Enforcement Action, but after deducting:

(a)	the reasonable costs and expenses incurred by such Creditor in effecting such receipt or recovery; and

(b)	any sums required by law or court order to be paid to third parties on account of claims preferred by law over the claims of the Creditors.

“Senior Credit Participation” means at any time:

(a)	in respect of the RCF Lenders, the RCF Commitments (drawn and undrawn) of each RCF Lender at that time; and

(b)	in respect of the Noteholders, the outstanding principal amount payable or owing to each Noteholder under the Notes Indenture at that time.

“Subsidiary” means, in relation to any person, a person:

(a)	which is controlled, directly or indirectly, by the first mentioned person;

(b)	more than half the issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned person; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned person,

and for this purpose, a person shall be treated as being controlled by another if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Total Senior Credit Participations” means, at any time, the aggregate of the Senior Credit Participations at that time.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	the “Transaction Security Documents” as defined in the Revolving Credit Facility Agreement; and

(b)	the “Security Documents” as defined in the Notes Indenture,

including, for the avoidance of doubt, the Holdco Share Pledges.

“Trustees” means, respectively, the Security Agent and the Notes Trustee.

“2007 Indenture” has the meaning given to it in the Revolving Credit Facility Agreement.

“2009 Indenture” has the meaning given to it in the Revolving Credit Facility Agreement.

1.2	Headings

The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3	Third Party Rights

(a)
Unless otherwise indicated to the contrary in this Agreement and subject to paragraph (b) below, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (or any other applicable law) to enforce any term of this Agreement.

(b)
The Contracts (Rights of Third Parties) Act 1999 shall apply to this Agreement in respect of any Noteholders who by holding a Note have effectively agreed to be bound by the provisions of this Agreement.

(c)	No part of this Agreement is intended to or shall create a registrable Security.

(d)	If there is any conflict between the terms of this Agreement and any other Finance Documents, the terms of this Agreement will prevail.

(e)	Each Party is a party to this Agreement in all its capacities.

1.4	Interpretation

In this Agreement (unless otherwise provided):

(a)	words importing the singular shall include the plural and vice versa;

(b)	references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

(c)
references to any document shall be construed as references to that document, as amended, varied, novated or supplemented (howsoever fundamentally), as the case may be, from time to time as permitted by this Agreement;

(d)
references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(e)
reference to “actual knowledge” of the Notes Trustee shall be construed to mean that such Notes Trustee shall not be charged with knowledge (actual or otherwise) of the existence of certain facts that would impose an obligation on it to make any payment, or prohibit it from making any payment, unless a Responsible Officer of such Notes Trustee has received notice in writing that such payments are required or prohibited by this Agreement or the Notes Indenture, and until receipt of such notice in writing the Notes Trustee may make any payment in accordance with the provisions of the Notes Indenture;

(f)
references to “assets” shall include revenues and property and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

(g)	“continuing”, in relation to an Event of Default, shall be construed in accordance with the terms of the RCF Finance Documents and/or the Notes Documents (as the case may be);

(h)
“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the liability of such person to meet its indebtedness;

(i)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)
references to a “person” shall be construed so as to include that person’s assigns, transferees, successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

(k)
where there is a reference in this Agreement to any amount, limit or threshold specified in euros, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non euro amount shall be counted on the basis of the equivalent in euro of that amount using the Agent’s relevant spot rate of exchange;

(l)
any reference to any party in any Finance Document or to any other document shall be construed so as to include its and any of its subsequent successors and permitted transferees in accordance with their respective interests;

(m)
any reference to a “successor” shall be construed so as to include any assignee or successor in title and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such person under the relevant documents or to which, under such laws, such rights and obligations have been transferred;

(n)	references to time are to London time;

(o)
any term defined in or whose interpretation is provided for in the Revolving Credit Facility Agreement shall have the same meaning when used in this Agreement unless separately defined or interpreted in this Agreement;

(p)
in determining whether or not an amount of Debt has been irrevocably paid and discharged, contingent liabilities (such as risk of clawback flowing from a preference) will be disregarded, except to the extent that the Agent in relation to RCF Debt and the Notes Trustee in the case of Notes Debt respectively believes that there is a reasonable likelihood that those contingent liabilities will become actual liabilities; and

(q)
the provisions of Clauses 1.3 (Czech terms), 1.4 (Slovak terms), 1.5 (Dutch terms) and 1.6 (Curacao terms) of the Revolving Credit Facility Agreement and appropriate definitions referred to therein shall apply to this Agreement where relevant as if set out in full in this Clause 1.4.

1.5	Currency Symbols and Definitions

“euro” and “EUR” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

2.	RANKING

2.1	Ranking of Debt

With respect to a particular Obligor, its obligations under each of the RCF Debt and the Notes Debt shall rank pari passu in right and priority of payment with its obligations under all such debt.

2.2	Ranking of guarantees and security

Subject to the provisions of this Agreement, the Parties agree and acknowledge that all guarantees and all Transaction Security:

(a)	rank as guarantees and security for the RCF Debt and the Notes Debt pari passu between themselves;

(b)	guarantee and secure the RCF Debt and the Notes Debt pari passu between themselves; and

(c)	the proceeds of enforcement of any guarantees and Transaction Security shall be applied in accordance with Clause 14.1 (Order of Application).

2.3	Priorities not affected

The priorities referred to in Clauses 2.1 (Ranking of Debt) and 2.2 (Ranking of guarantees and security) will not be affected by any reduction or increase in the principal amount secured by the Transaction Security or of any of the Debt or by any immediate reduction or increase in, amendment or variation (howsoever fundamental) to any of the Finance Documents or by any variation or satisfaction of, any of the Debt or any other circumstances.

2.4	Execution and registration

The provisions of Clauses 2.1 (Ranking of Debt) and 2.2 (Ranking of guarantees and security) shall apply notwithstanding any applicable law, the manner of perfection or the order in which or dates upon which the Finance Documents and this Agreement are executed or any of them are registered or filed or notice of them is given to any person.

2.5	Further assurance

Each Creditor and Obligor (and each Obligor will procure that its Subsidiaries) will take any necessary action to reflect the ranking conferred by this Agreement and the Transaction Security in any register or with any filing or registration authority and in giving notice to insurers and debtors liable for receivables included in the relevant Transaction Security and other persons.

2.6	Additional guarantees and security.

No Obligor shall (and shall ensure that no other member of the Group will) grant any guarantee or any Security in favour of a Creditor in respect of the whole or any part of the Debt unless it grants (simultaneously or prior thereto) the same in favour of all Creditors or, as the case may be, the Security Agent for and on behalf of the Creditors and where the rights in relation to which are subject to this Agreement.

3.	THE OBLIGORS

3.1	Undertakings

Each of the Parent, the Company and each other Obligor undertakes that it will not (and the Parent will procure that no member of the Group will), unless if prior to the RCF Discharge Date and the Notes Discharge Date, the Agent (prior to the RCF Discharge Date) and the Notes Trustee (prior to the Notes Discharge Date) consents in writing:

(a)	take or omit any action whereby the ranking contemplated by this Agreement is, or could reasonably be expected to be, impaired; or

(b)
create, take, accept, receive or permit to subsist (and will procure that no Group Company creates or permits to subsist) any Security over any of its assets or any guarantee where such Security or guarantee is for or in respect of any of the Debt except for:

(i)	the RCF Guarantees, the Notes Guarantees and the Transaction Security entered into on or about the original date of this Agreement; and

(ii)	guarantees and Security granted in compliance with Clause 2.6 (Additional guarantees and security).

3.2	Paying Agents etc.

To the extent that it is reasonably practicable to do so, each Obligor shall give all necessary instructions to any paying agents, registrars, custodians, nominees, book entry depositories or agents performing similar functions in order to implement and give effect at all times to the arrangements contemplated by this Agreement.

3.3	Status of Group Company

No member of the Group that is party to this Agreement has any right under this Agreement to take the benefit of or enforce against any of the Creditors any provision of this Agreement relating to ranking of, or restrictions on payment or enforcement of, any Debt (or any Security, guarantee or other financial support therefor), and none of the undertakings given by the Creditors in respect of such matters is given (or shall be deemed to have been given) to, or for the benefit of any Group Company.

4.	THE CREDITORS

4.1	Undertakings

Each of the Creditors (other than the Trustees) and each Trustee (for itself and as trustee for the relevant Creditors) undertakes that except as otherwise expressly provided in this Agreement:

(a)
it will not contest or challenge the validity, perfection, priority, effectiveness or enforceability of any or all of the Debt or any guarantee or Security granted or purported to be granted in respect thereof;

(b)
to the extent that it is reasonably practicable to do so, each Creditor (provided, in the case of each of the Trustees that its costs and expenses in so acting have been paid or indemnified to its satisfaction) shall give all necessary instructions to any paying agents, registrars, custodians, nominees, book entry depositories or agents performing similar functions in order to implement and give effect at all times to the arrangements contemplated by this Agreement;

(c)	to the extent that a Creditor receives any amount (or an increased amount) that it would not have received but for:

(i)
any invalidity, failure to perfect or unenforceability of any or all of the Debt or any guarantee or any Security granted or purported to be granted in respect of the Debt or the failure to take Security over assets intended to be the subject of any of the Transaction Security Documents;

(ii)	any failure of any ranking of Security interests;

(iii)	any of the Security granted or purported to be granted under the Transaction Security Documents being set aside in connection with any Insolvency Event; or

(iv)	any claims being subordinated pursuant to applicable law,

the relevant Creditor (and in the case of any Trustee, subject to Clause 18 (The Security Agent) and to Clause 19 (The Notes Trustee)) shall forthwith pay such amount or increased amount to the Security Agent for application in accordance with Clause 14.1 (Order of Application) as far as permitted by applicable law; and

(d)	it will not contest, challenge, impair or impede any Enforcement Action taken in accordance with the terms of this Agreement (or any delay or failure to take any Enforcement Action) by any Creditor.

4.2	Option to Purchase RCF Debt

(a)
The Noteholders (or any of them) may, at any time after commencement of any Enforcement Action by or on the instruction the Majority RCF Lenders, by giving not less than 10 Business Days’ irrevocable notice to the Agent, purchase or procure the purchase by a person or persons nominated by the Noteholders of all (but not part) of the rights and obligations of the RCF Finance Parties under the RCF Finance Documents (including any undrawn commitments) by way of transfers under Clause 24 (Changes to the Lenders) of the Revolving Credit Facility Agreement on a specified date, being a Business Day no later than 10 Business Days following the date of that purchase notice.

(b)	Any purchase under paragraph (a) above shall take effect on the following terms:

(i)	the Agent is paid (for the account of the RCF Finance Parties) an amount in cash equal to the aggregate of:

(A)	the principal amount of the RCF Debt (together with accrued unpaid interest) outstanding as at the purchase date;

(B)
the amount which each RCF Finance Party certifies to be necessary to compensate it for any loss on account of funds borrowed, contracted for or utilised to fund any amount included in the RCF Debt resulting from the receipt of that payment otherwise than on the last day of an Interest Period in relation thereto; and

(C)	any costs and expenses (including legal fees) incurred by any RCF Finance Party as a consequence of giving effect to that transfer;

(ii)	after the transfer, no RCF Finance Party will be under any actual or contingent liability to any Obligor or any other person under this Deed or any RCF Finance Document in relation to any RCF Debt;

(iii)
an indemnity is provided from the Noteholders (or from a third party acceptable to all RCF Finance Parties) in a form satisfactory to each RCF Finance Party in respect of all losses which may be sustained or incurred by any RCF Finance Party in consequence of any sum received or recovered by any RCF Finance Party from any person in respect of the RCF Debt or such transfer being required (or it being alleged that it is required) to be paid back by or clawed back from any RCF Finance Party for any reason whatsoever;

(iv)
the transfer is made without recourse to, or warranty from, the RCF Finance Parties, except that each RCF Finance Party shall be deemed to have warranted on the date of that transfer that it has the corporate power to effect that transfer and that it has taken all necessary action to authorise the making by it of that transfer; and

(v)
no RCF Finance Party will be under any obligation to maintain its participation in the RCF Debt and may transfer all or any of its participation at any time up to the date on which the Noteholders (or any of them) purchase the then outstanding RCF Debt in full.

5.	NOTES DEBT

5.1	Amendments to Notes Finance Documents

Until the RCF Discharge Date, except with the prior consent of the Agent, the Company, any Obligor or any other party to a Notes Document shall not amend any Notes Document in a manner that would result in the maturity of the Note Debt being earlier than the originally scheduled maturity date in the Notes Documents entered into on or about the original date of this Agreement.

5.2	Restrictions on enforcement

Except with the prior consent of or as required by the Agent, the Notes Creditors shall not take any Enforcement Action in relation to any Notes Debt except as permitted under Clause 5.3 (Permitted enforcement) and Clause 12.5 (Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement).

5.3	Permitted enforcement

Subject to Clause 12 (Enforcement of Security) in respect of enforcement of any Security (including enforcement of the Holdco Share Pledges), the restrictions in Clause 5.2 (Restrictions on enforcement) will not apply to the Transaction Security Documents if:

(a)
an Insolvency Event in respect of the Company or a Notes Guarantor is continuing, except that the Notes Creditors may only take Enforcement Action in relation to the Company or that Notes Guarantor as the case may be;

(b)	a Notes Default (the “Relevant Notes Default”) is continuing and:

(i)	the Agent has received a notice of the Relevant Notes Default specifying the event or circumstances of that Relevant Notes Default from the Notes Trustee; and

(ii)	a period (a “Notes Standstill Period”) of not less than 90 days has elapsed from the date that notice was given to the Agent;

(c)
any Enforcement Action is taken by the RCF Creditors in respect of the Company or any Notes Guarantor, except that the Notes Creditors may only take the same or equivalent Enforcement Action as that taken by the relevant RCF Creditors against the Company or such Notes Guarantor as the case may be;

(d)
a Notes Default in respect of non-payment has occurred and is continuing in relation to the non-payment of a sum due and payable under the Notes Documents in excess of EUR500,000 (or its equivalent), following which the Notes Creditors may either take:

(i)	Acceleration Action in respect of the Notes Debt; or

(ii)
any other Enforcement Action in respect of the unpaid sum only referred to in paragraphs (b) or (e) of the definition of Enforcement Action (except to the extent such action constitutes Acceleration Action); or

(e)	on the originally scheduled maturity date, any amount owing under the relevant Notes has not been repaid and remains outstanding.

5.4	Subsequent Notes defaults

The Notes Creditors may take Enforcement Action under Clause 5.3 (Permitted enforcement) in relation to a Relevant Notes Default even if, at the end of any relevant Notes Standstill Period or at any later time, a further Notes Standstill Period has begun as a result of any other Notes Default.

6.	CONTINUING AGREEMENT

This Agreement shall apply in respect of the Debt until the RCF Discharge Date and the Notes Discharge Date notwithstanding any intermediate payment in part of any part of the Debt or any increase in any of the Debt or any amendment or variation of the Finance Documents and shall apply to the ultimate balance of the Debt owed by any Obligor.

7.	WAIVER OF DEFENCES

The rankings effected or intended to be effected by this Agreement, the Transaction Security and the obligations of each of the Creditors and the Obligors under this Agreement shall not be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate any Creditor or Obligor from its obligations hereunder or affect such obligations or such rankings including, without limitation, and whether or not known to any Creditor or Obligor or any other person:

(a)	any time or indulgence granted to or composition with any Obligor or any other person; or

(b)
the taking, variation (no matter how fundamental or extensive), compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against or granted by any Obligor or any other person; or

(c)
any legal limitation, disability, incapacity or other circumstances relating to any Obligor or any other person or any amendment to or variation of the terms of any of the Finance Documents this Agreement or any other document or Security.

8.	POSTPONEMENT OF SUBROGATION

Any rights of subrogation that any Group Company may have to be subrogated to each of the Creditors in respect of any of the Debt which arises by virtue of the operation of this Agreement or otherwise shall not be exercised at any time prior to the RCF Discharge Date and the Notes Discharge Date, with respect to any Group Company.

9.	DISCHARGE OF LIABILITIES BY SET-OFF

If any Debt is unconditionally discharged in whole or in part by a set-off following the taking of any Enforcement Action, the relevant Creditor will (and in the case of the relevant Trustees, subject to Clause 18 (The Security Agent) and Clause 21 (The Trustees)) forthwith pay to or to the order of the Security Agent for application in accordance with the terms of Clause 14.1 (Order of Application) an amount equal to the amount discharged by the set-off.  This Clause 9 does not apply to any RCF Debt or Notes Debt to the extent that at the time of the set-off the relevant Debt is permitted to be paid pursuant to the other provisions of this Agreement.

10.	CONSENTS FOR TRANSACTION SECURITY DOCUMENTS

Any Consent by the Notes Trustee and/or the Security Agent in respect of the Transaction Security Documents shall be given without responsibility or liability to any person and the Notes Trustee and/or, as the case may be, the Security Agent may require to be indemnified and/or secured and/or pre-funded to its satisfaction prior to giving any such Consent.

11.	NEW MONEY

11.1	Additional RCF Debt

The RCF Lenders may, from time to time, make available Additional RCF Debt in accordance with and pursuant to the terms of the RCF Finance Documents after the original date of this Agreement subject to the other Finance Documents. To the extent the RCF Lenders make such Additional RCF Debt available such Additional RCF Debt will be treated as RCF Debt and shall:

(a)	rank pari passu with the Notes Debt in accordance with Clauses 2.1 (Ranking of Debt);

(b)	rank and be guaranteed and secured by the Transaction Security in accordance with Clauses 2.2 (Ranking of guarantees and security); and

(c)	will be subject to and have the benefit of this Agreement.

11.2	Additional Notes

The Company may, from time to time, issue Additional Notes in accordance with and pursuant to the terms of the Notes Indenture after the original date of this Agreement in an aggregate principal amount not to exceed EUR100,000,000 to the extent permitted under to the other Finance Documents. To the extent that the Company issues Additional Notes such new issue will be treated as Notes Debt and:

(a)	shall rank pari passu with the RCF Debt in accordance with Clause 2.1 (Ranking of Debt);

(b)	shall rank and be guaranteed and secured by the Transaction Security Documents in accordance with Clauses 2.2 (Ranking of guarantees and security); and

(c)	shall be subject to and have the benefit of this Agreement.

11.3	General

(a)
The ranking and priority in Clauses 11.1 (Additional RCF Debt) and 11.2 (Additional Notes) apply regardless of the date upon which any Debt was incurred or arose, whether any person was obliged to advance or provide such Debt or any fluctuation in amount or intermediate discharge in whole or part of any Debt.

(b)
The Company, each of the other Obligors and each of the Creditors agree to do (or, as the case may be, refrain from doing) all such actions and to execute (and procure that each of their Subsidiaries shall execute) all such documents requested in writing by, the Agent (acting reasonably) in respect of Additional RCF Debt and/or by the Notes Trustee in respect of Additional Notes to give effect to the provisions of this Clause 11.

12.	ENFORCEMENT OF SECURITY

12.1	Enforcement Instructions

(a)	Subject to Clause 12.5 (Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement) in respect of enforcement of the Holdco Share Pledges, the Security Agent shall:

(i)
exercise any right, power, authority or discretion vested in it as Security Agent in accordance with the instructions given to it by or on behalf of the Majority Creditors (or, if so instructed by or on behalf of the Majority Creditors, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking action) in accordance with the instructions given by or on behalf of the Majority Creditors.

(b)
For the purposes of paragraph (a) above, and in the circumstances referred to in paragraphs (b)(i) and (ii) of the definition Majority Creditors in clause 1.1 (Definitions), following receipt of all necessary information from the Agent and the Company, the Security Agent shall make a calculation in order to determine whether the RCF Commitments (drawn and undrawn) are higher or lower than the percentage specified in paragraph (b)(ii) of the definition Majority Creditors in clause 1.1 (Definitions), and if such calculation demonstrates that:

(i)
the RCF Commitments (drawn and undrawn) are higher than such specified percentage, the Majority Creditors shall be those Creditors specified in paragraph (a) of the definition Majority Creditors in clause 1.1 (Definitions); and

(ii)
the RCF Commitments (drawn and undrawn) are lower than such specified percentage, the Majority Creditors shall be those Creditors specified in paragraph (b) of the definition Majority Creditors in clause 1.1 (Definitions).

(c)
Any instructions given in accordance with paragraph (a) above or any instruction given or action taken in accordance with Clause 12.5 (Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement) will be binding on all the Parties.  Notwithstanding any other term of this Agreement, no Enforcement Action in relation to the Transaction Security may be taken other than in compliance with paragraph (a) above or Clause 12.5 (Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement) and no individual Creditor (other than the Security Agent in accordance with this Agreement) may take any Enforcement Action in relation to the Transaction Security.

(d)
The Security Agent may refrain from acting in accordance with any instructions given in accordance with paragraph (a) above or Clause 12.5 (Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT or other taxes) which it may incur in complying with such instructions.

(e)	No Creditor shall be responsible to any other Party under this Agreement for any instructions given or not given to the Security Agent in relation to the Transaction Security.

12.2	Manner of Enforcement

(a)	The Security Agent shall enforce the Transaction Security (if then enforceable in accordance with the relevant Transaction Security Documents):

(i)	in such manner as the Majority Creditors shall instruct in accordance with Clause 12.1 (Enforcement Instructions) or, in the absence of such instructions, as it sees fit; and

(ii)	in relation to the Holdco Share Pledges, in accordance with Clause 12.5 (Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement.)

Notwithstanding the foregoing, the Security Agent may refrain from enforcing the Transaction Security in accordance with subparagraph (i) above unless instructed otherwise by the Majority Creditors.

(b)
To the extent any enforcement by the Security Agent in accordance with this Clause 12 relates to a release of any Transaction Security or guarantees, that release shall be implemented in compliance with Clause 12.3 (Release of guarantees and Security) below.

(c)
Each Creditor agrees to do (or, as the case may be, refrain from doing) all such actions and to execute all such documents (including powers of attorney) required by the Security Agent in order to give effect to this Clause 12 (provided, in the case of each of the Trustees that its costs and expenses in so acting have been paid or indemnified to its satisfaction).

(d)
Except as expressly provided in this Agreement, the Security Agent is not authorised to act on behalf of a Creditor (without first obtaining that person’s consent) in any legal or arbitration proceedings in connection with any Finance Document or this Agreement.

12.3	Release of guarantees and Security

(a)
Subject to paragraph (c) below, if pursuant to or for the purposes of any Enforcement Action taken or to be taken by the Security Agent in accordance with this Agreement the Security Agent requires any release of any guarantee or Security, each Party (other than the Security Agent) shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require.

(b)	If, in connection with any Enforcement Action:

(i)	the Security Agent (or any Receiver) sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Transaction Security Document; or

(ii)	an Obligor or any other member of the Group sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent or the Majority Creditors,

the Security Agent may, subject to paragraph (c) below, and is hereby irrevocably authorised on behalf of each Party to:

(A)	release the Security created pursuant to the Transaction Security Document over the relevant asset;

(B)
if the relevant asset comprises all of the shares in the capital of a Group Company, release that Group Company and any of its Subsidiaries from all of its or their past, present and future liabilities and/or obligations (both actual and contingent) as a borrower, issuer or guarantor of the whole or any part of the Debt and release any Security granted by that Group Company and any of its Subsidiaries over any of its or their assets;

(C)
if the relevant asset comprises all of the shares in the capital of a Group Company, release that Group Company and any of its Subsidiaries from all of its or their past, present and future liabilities and/or obligations (both actual and contingent) as a borrower, issuer or guarantor of the whole or any part of any intercompany debt (including any liability to another Group Company by way of guarantee, contribution or intercompany loan) provided that the Security Agent shall have no such right to release any intercompany debt obligations under this subparagraph (C) if such release would breach section 4.8 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) of the 2007 Indenture or the 2009 Indenture; and

(D)	apply the net cash proceeds (or non-cash consideration) of sale or disposal in accordance with Clause 14.1 (Order of Application).

(c)
It is a condition to the release of any guarantee and/or Security in respect of the Notes Debt and other Liabilities in respect of the Notes Debt in accordance with paragraph (b) above where the proposed Enforcement Action taken or to be taken by the Security Agent involves the sale or disposal of shares and/or assets that:

(i)	such sale or disposal is made pursuant to:

(A)	a public auction; or

(B)	a process or proceedings approved or supervised by or on behalf of any court of law;

(ii)	the proceeds of such sale or disposal will be in the form of cash (or substantially all cash); and

(iii)
immediately prior to or concurrently with the completion of such sale or disposal, the relevant Group Company and its Subsidiaries will be simultaneously and unconditionally released from all its and their obligations in respect of the RCF Debt, any secured hedging obligations relating thereto and (subject to paragraph (b)(ii)(C) above) any intercompany loan owed by such Group Company (or such debt and/or obligations are transferred to the purchaser or one of more of its affiliates).

(d)
In the event that the Security Agent is entitled to release intercompany debt obligations pursuant to paragraph (b)(ii)(C) above, each Obligor (on behalf of itself and its Subsidiaries) irrevocably authorises the Security Agent to unconditionally release in any manner whatsoever any Liabilities in respect of any intercompany debt in connection with any Enforcement Action taken or to be taken by the Security Agent in accordance with the provisions of this Agreement and the other relevant Finance Documents relating to the sale or disposal of shares in the capital of a Group Company, and the Security Agent may, and each Obligor shall (and shall procure that each of its Subsidiaries shall) promptly execute any document or take such other action as is reasonably required to effect any such release at the expense of the Company.

(e)	Each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require to give effect to this Clause 12.3.

12.4	Release other than in connection with Enforcement

The Agent and the Notes Trustee irrevocably authorise the Security Agent to release in any manner whatsoever any guarantee and/or Transaction Security upon the sale or disposal of any asset (including shares) which is not pursuant to an Enforcement Action provided that such sale or disposal is in compliance with the terms of the Finance Documents (and the Security Agent has received evidence satisfactory to it that this is the case) and the Security Agent (and the Agent and Notes Trustee) shall promptly execute any such release or take such other action as is reasonably required to effect any such release at the expense of the Company.

12.5	Enforcement of the Holdco Share Pledges pursuant to the Existing Intercreditor Agreement

(a)
Notwithstanding the other provisions of this Agreement, the Parties acknowledge and agree that enforcement of the Holdco Share Pledges is subject to the provisions of the Existing Intercreditor Agreement and this Clause 12.5.

(b)	Before an instruction may be given to the Security Agent to issue an Enforcement Notice under the Existing Intercreditor Agreement in respect of the Holdco Share Pledges:

(i)	the Notes Trustee shall notify the Agent in writing of any intention to request the Security Agent to issue an Enforcement Notice;

(ii)	the Agent shall notify the Notes Trustee in writing of any intention to request the Security Agent to issue an Enforcement Notice; and

(iii)
the Creditors (other than the Security Agent) agree to consult in good faith for not less than 10 Business Days from the date that notice has been given under subparagraph (i) or (ii) above (or such other period as may be agreed by the Notes Trustee and the Agent) with respect to such proposed instruction to the Security Agent to issue an Enforcement Notice.

(c)
Upon receipt by the Security Agent of an Enforcement Notice under the Existing Intercreditor Agreement, the Security Agent shall promptly notify the Agent and the Notes Trustee and with such notice provide a copy of such Enforcement Notice.

(d)	With respect to the RCF Debt:

(i)
following consultation in accordance with paragraph (b)(iii) above, the Agent may instruct the Security Agent to issue an Enforcement Notice under and in accordance with the Existing Intercreditor Agreement;

(ii)
in the event that the Agent receives from the Security Agent notice of an Enforcement Notice under paragraph (c) above, and all or any part of the RCF Debt is accelerated in accordance with Clause 23.19 (Acceleration) of the Revolving Credit Facility Agreement, the Security Agent shall (and is instructed by the RCF Lenders to) enforce the Holdco Share Pledges under and in accordance with the Existing Intercreditor Agreement; and

(iii)	the provisions of this Clause 12.5 are without prejudice to any and all other rights of the RCF Creditors to take Enforcement Action.

(e)	With respect to the Notes Debt, the restrictions in Clause 5.2 (Restrictions on enforcement) will not apply in respect of the Holdco Share Pledges provided that:

(i)
following consultation in accordance with paragraph (b)(iii) above, the Notes Trustee may instruct the Security Agent to issue an Enforcement Notice under and in accordance with the  Existing Intercreditor Agreement;

(ii)
in the event that the Notes Trustee receives from the Security Agent notice of an Enforcement Notice under paragraph (c) above, and all or any part of the Notes Debt is accelerated in accordance with Section 6.2 (Acceleration ) of the Notes Indenture, the Security Agent shall (and is instructed by the Notes Trustee to) enforce the Holdco Share Pledges under and in accordance with the Existing Intercreditor Agreement.

(f)
To the extent required under the Existing Intercreditor Agreement, the Security Agent shall (and is instructed by the Agent and the Notes Trustee to) give notice to the Secured Parties (with a copy to the Agent and the Notes Trustee) upon it becoming aware that:

(i)	the Holdco Share Pledges have become enforceable in respect of any of the Debt;

(ii)	amounts outstanding in respect of the Debt have become immediately due and payable in accordance with the provisions of the relevant Finance Documents; and

(iii)	the Notes Trustee or the Agent (as the case may be) has first made demand with respect to all or any of the relevant Debt.

13.	NOTIFICATION OF EVENTS OF DEFAULT AND ENFORCEMENT

13.1	Notes Trustee Notification

The Notes Trustee, provided it has actual knowledge thereof, undertakes to notify the Agent and the Security Agent reasonably promptly after the occurrence of:

(a)	any Notes Default;

(b)	any acceleration of the Notes Debt;

(c)	the commencement of any Enforcement Action in relation to the Notes Debt; or

(d)	any formal waiver given by it (or the Noteholders) in respect of a Notes Default.

13.2	Agent Notification

The Agent, provided it has actual knowledge thereof, undertakes to notify a Responsible Officer of the Notes Trustee and the Security Agent reasonably promptly after the occurrence of:

(a)	any RCF Default;

(b)	of any acceleration of the RCF Debt;

(c)	the commencement of any Enforcement Action in relation to the RCF Debt; or

(d)	any formal waiver given by it (or the RCF Creditors represented by it) in respect of any RCF Default.

14.	PROCEEDS OF ENFORCEMENT

14.1	Order of Application

(a)
Subject to applicable law and to the rights of any person with prior security or prior claims, the proceeds of enforcement of the Transaction Security, all recoveries under the Existing Intercreditor Agreement and all recoveries by the Security Agent under guarantees of the Debt shall be paid to or to the order of the Security Agent.

(b)
Subject to the proviso below, the proceeds of enforcement of any Transaction Security, all recoveries under the Existing Intercreditor Agreement, all recoveries under any guarantee of the Debt and all other amounts paid to and or received by the Security Agent under this Agreement shall be applied in the following order:

(i)
First, in payment of the fees, costs, expenses and liabilities (and all interest thereon as provided in the Finance Documents) of the Agent, the Security Agent and any Receiver, Delegate, attorney or agent appointed under the Transaction Security Documents or this Agreement in accordance with the terms of the relevant Finance Document and in payment to the Notes Trustee in respect of the Notes Trustee Ordinary Course Amounts owing to it pari passu between such parties;

(ii)
Second, in payment of the balance of the costs and expenses of each RCF Creditor (other than the Security Agent, any Receiver or Delegate) and each Notes Creditor in connection with such enforcement, recovery or other payment pari passu between such parties;

(iii)
Third, in payment to the Agent for application towards the balance of the RCF Debt in accordance with the RCF Finance Documents and the Notes Trustee for application towards the balance of the Notes Debt in accordance with the Notes Documents pari passu between such parties;

(iv)	Fourth, after the RCF Discharge Date and the Notes Discharge Date, in payment of the surplus (if any) to the relevant Obligors or other person entitled to it,

provided that no recoveries shall be distributed to any Agent, the Notes Trustee, the Security Agent or Creditor (for the purposes of this Clause 14, each, a “Beneficiary”) in accordance with the above provisions to the extent any such distribution would cause any Beneficiary to receive an amount greater than that to which it is entitled having regard to any applicable limitation in any relevant Transaction Security Document or guarantee on the amount or nature of the Liabilities owing to such Beneficiary which is intended to be secured under that Transaction Security Document or guaranteed under that guarantee.

(c)
Subject to applicable law and to the rights of any person with prior security or prior claims, no such proceeds or amounts shall be applied in payment of any amounts specified in any of the sub-paragraphs in paragraph (b) above until all amounts specified in any earlier sub-paragraph which are outstanding at the time of any application of proceeds have been paid in full.

14.2	Turnover

(a)
Any payments made to and/or received and/or retained by a Creditor in contravention of the terms hereof, shall (and in the case of any Trustee, subject to Clause 18 (The Security Agent) and Clause 19 (The Notes Trustee)) be held in trust by such Creditor as the case may be for the Security Agent and shall be paid to the Security Agent for application in accordance with the terms of Clause 14.1 (Order of Application).

(b)
While an Event of Default is continuing, the Security Agent (acting on the instructions of the Majority Creditors) may give notice to a Group Company that this Clause 14.2(b) applies.  After such Group Company has received such notice from the Security Agent, any payment received by a Group Company under any intercompany debt arrangement which is subject to Security under a Transaction Security Document shall be held in trust by such Group Company and shall be paid to the Security Agent for application in accordance with the terms of Clause 14.1 (Order of Application) if there are amounts due, but unpaid, under the Finance Documents.

(c)
If the trust referred to in paragraphs (a) and (b) of this Clause 14.2 (Turnover) fails or cannot be given effect to, any Creditor or Group Company as the case may be (so as also to bind any agent or trustee in each case on its behalf) that receives and retains any such payment or distribution will pay over such rights in the form received to the Security Agent for application in accordance with the terms of Clause 14.1 (Order of Application).

(d)
To the extent that the Notes Trustee receives any amount from a Group Company in respect of the Notes Debt following the taking of any Enforcement Action, it shall (subject Clause 18 (The Security Agent) and to Clause 19 (The Notes Trustee) in the case of the Notes Trustee) pay such amount to the Security Agent for application in accordance with Clause 14.1 (Order of Application).

14.3	Monies held in trust

All amounts paid to the Security Agent pursuant to the terms hereof shall, until so applied, be held in trust to be applied in accordance with this Clause 14.

14.4	Loss Sharing - Security Recovery Equalisation payments

If a Creditor (a “Security Recovering Creditor”) makes a Security Recovery other than by reason of a payment from the Security Agent under this Clause 14, then:

(a)	the Security Recovering Creditor must, within three Business Days, supply details of the Security Recovery to the Security Agent;

(b)
the Security Agent shall calculate whether the Security Recovery is in excess of the amount (the amount of the excess being the “Security Recovery Excess”) which the Security Recovering Creditor would have received if the Security Recovery had been applied as provided in Clause 14.1 (Order of Application);

(c)	the Security Recovering Creditor must pay to the Security Agent an amount equal to the Security Recovery Excess within five Business Days of demand by the Security Agent;

(d)
the Security Agent must treat the Security Recovery Excess as if it were the proceeds of enforcement of the Transaction Security and shall deal with it in accordance with Clause 14.1 (Order of Application); and

(e)	(i) the Security Recovering Creditor will be subrogated to the rights of the Creditors which have shared in that Security Recovery Excess, or

(ii)
if the Security Recovering Creditor is not able to rely on any rights of subrogation under subparagraph (i) above, the relevant Obligor will owe the Security Recovering Creditor a debt which is equal to the Security Recovery Excess, immediately payable and of the type originally discharged.

14.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion:

(a)	to set aside by way of reserve amounts required to meet, and

(b)
to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).  For the purposes of this paragraph (b), “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

15.	NOTICES

15.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

15.2	Addresses

(a)
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with its name in the signature pages of this Agreement, or any substitute address, fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

(b)	The extent that the communication details of any Party changes after the original date of this Agreement, such Party shall promptly notify the other Parties in writing of such change.

15.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 15.2 (Addresses), if addressed to that department or officer.

15.4	English language

Any notice given under or in connection with this Agreement must be in English.

16.	MISCELLANEOUS

16.1	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

16.2	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

16.3	Amendments to this Agreement; Consents

The provisions of this Agreement may not be amended except by written agreement between the Security Agent, the Agent and the Notes Trustee, save in respect of administrative changes or to correct manifest errors on the instructions of the Agent and Notes Trustee. Any such agreement shall be entered into by such aforementioned Parties in accordance with the terms of the relevant Finance Documents, including, without limitation, terms in respect of consents required from the Creditors.  No consent of any Obligor is required for any amendment to this Agreement which does not alter its obligations under this Agreement.

16.4	Agreement Shall Not Constitute Security

The Parties confirm that this Agreement shall not constitute nor create nor is it intended to constitute or create any Security on the part of the Creditors.

16.5	Authority to Disclose

Each Group Company that is party to this Agreement authorises each Creditor to disclose to each other and to agents, delegates, nominees and advisers appointed by it (to the extent legally permissible), and to shareholders in any Group Company, all information relating to that Group Company, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Finance Documents.

16.6	Interest

The Security Agent shall (subject to clause 14.1 (Order of Application)) be entitled (in its own name or in the names of nominees) to invest any moneys held by it in its capacity as trustee in relation to the Transaction Security which, in the opinion of the Security Agent, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent’s gross negligence or wilful misconduct.

16.7	Currencies

(a)
All moneys received or held by the Security Agent under this Agreement at any time on or after the taking of any Enforcement Action in a currency other than a currency in which the relevant Debt is denominated may be sold for any one or more of the currencies in which the Debt is denominated as the Security Agent considers necessary or desirable.

(b)
Each Obligor shall as an independent obligation, within 5 days of demand, indemnify the Security Agent against any cost, loss or liability arising in relation to any sale, including cost, loss or liability arising out of or as a result of any currency conversion including any discrepancy between (a) the rate of exchange used to convert the sale proceeds from one currency into another and (b) the rate or rates of exchange available to that person at the time of its receipt of the proceeds of any sale.

16.8	Undertaking of the Parent

In the event the Security Agent is entitled to release intercompany debt obligations pursuant to Clause 12.3(b)(ii)(C) (Release of guarantees and Security), the Parent undertakes to the Security Agent that it shall, promptly on the request of the Security Agent, procure the release in any manner whatsoever of any Liabilities in respect of any intercompany debt by any member of the Group that is not a Party in connection with any Enforcement Action taken or to be taken by the Security Agent in accordance with the provisions of this Agreement and the other relevant Finance Documents relating to the sale or disposal of shares in the capital of a member of the Group, and the Parent shall procure that each relevant Group Company shall promptly execute any document or take such other action as is reasonably required to effect any such release at the expense of the Parent.

17.	ASSIGNMENT AND TRANSFER

17.1	Benefit of Agreement

This Agreement will be binding upon, and endure for the benefit of, each Party and its successors and assigns.

17.2	The Parent and other Obligors

None of the Parent or the other Obligors may assign or transfer all or any part of its rights and obligations under this Agreement.

17.3	Accession of Notes Trustee

(a)
The Parent shall procure that each person that becomes a trustee under any Notes Documents after the original date of this Agreement shall become a Party as a Notes Trustee by executing a Deed of Accession and delivering the same to the Security Agent.  Upon delivery of such to the Agent and the Security Agent, such person shall thereupon become a Party under this Agreement.

(b)
Each successor Notes Trustee after the original date of this Agreement shall become a Party by executing a Deed of Accession.   Upon delivery of such to the Agent and the Security Agent, such person shall thereupon become a Party under this Agreement.

17.4	Accession of Obligors

(a)
The Parent shall procure that each Group Company which, after the original date of this Agreement becomes a Guarantor, borrower or other obligor (howsoever defined) under any of the Finance Documents shall (to the extent not already a Party) become a Party as an Obligor by executing an Accession Agreement and delivering the same to the Security Agent.  Such Group Company shall become a Party upon the Security Agent countersigning the relevant Accession Agreement (which it shall promptly do following receipt thereof).

(b)
Each Party to this Agreement (other than the Security Agent) authorises the Security Agent to sign, on its behalf, any such Accession Agreement delivered to the Security Agent.  Immediately upon receiving a copy of such executed Accession Agreement, the Security Agent will forward a copy of the same to the Agent and the Notes Trustee.

17.5	Accession of Creditors

(a)
The Parties agree that any person becoming a Creditor after the original date of this Agreement shall become a Party as an RCF Creditor or Notes Creditor as the case may be by executing a Deed of Accession. Upon delivery of such to the Agent and the Security Agent, such person shall thereupon become a Party under this Agreement.

(b)
Each successor Agent, Security Agent and/or Notes Trustee which is or becomes a Creditor after the original date of this Agreement shall become a Party by executing a Deed of Accession.   Upon delivery of such to the Agent and the Security Agent, such person shall thereupon become a Party under this Agreement.

18.	THE SECURITY AGENT

18.1	Appointment

(a)
Each Creditor (other than the Security Agent) (the “Relevant Creditors”) irrevocably appoint the Security Agent to act as its Security Agent and security agent under the Transaction Security Documents, the Existing Intercreditor Agreement and this Agreement (the “Relevant Finance Documents”).

(b)	Each Relevant Creditor irrevocably authorises the Security Agent to:

(i)
perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Relevant Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)	execute each Relevant Finance Document expressed to be executed by the Security Agent on its behalf.

(c)	The Security Agent has only those duties which are expressly specified in the Relevant Finance Documents. Those duties are solely of a mechanical and administrative nature.

(d)	Each Relevant Creditor confirms that:

(i)
the Security Agent has authority to accept on its behalf the terms of any reliance letter or engagement letter relating to the reports or letters provided in connection with the Relevant Finance Documents or the transactions contemplated by the Relevant Finance Documents, to bind it in respect of those reports or letters and to sign any such reliance letter or engagement letter on its behalf and to the extent that reliance letter or engagement letter has already been entered into ratifies those actions; and

(ii)
it accepts the terms and qualifications (including, without limitation, any limitation (if any) on the relevant provider of the report or letter’s liability whether by reference to a monetary cap or otherwise as set out in the terms of such letter) set out in any such reliance letter or engagement letter.

(e)	Each of the Relevant Creditors:

(i)
grants the Security Agent the power to negotiate and approve the terms and conditions of such Transaction Security Documents, execute any other agreement or instrument, give or receive any notice or declaration, identify and specify to third parties the names of the Relevant Creditors at any given date, and take any other action in relation to the creation, perfection, maintenance, enforcement and release of the security created thereunder, subject to the provisions of this Agreement, in the name and on behalf of the Relevant Creditors;

(ii)
confirms that in the event that any security created under such Transaction Security Documents remains registered in the name of the Relevant Creditor after it has ceased to be a Relevant Creditor then the Security Agent shall remain empowered to execute a release of such security in its name and on its behalf; and

(iii)	undertakes to ratify and approve any such action taken in the name and on behalf of the Relevant Creditors by the Security Agent acting in its appointed capacity.

18.2	No fiduciary duties

Except as specifically provided in a Relevant Finance Document:

(a)	nothing in the Relevant Finance Documents makes the Security Agent a trustee or fiduciary for any other Party or any other person; and

(b)	the Security Agent need not hold in trust any moneys paid to or recovered by it for a Party in connection with the Relevant Finance Documents or be liable to account for interest on those moneys.

18.3	Individual position of the Security Agent

(a)
If it is also a Relevant Creditor in another capacity, the Security Agent has the same rights and powers under the Relevant Finance Documents as any other Relevant Creditor in that capacity and may exercise those rights and powers as though it were not the Security Agent.

(b)	The Security Agent may:

(i)	carry on any business with any other Party or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)	retain any profits or remuneration it receives under the Relevant Finance Documents or in relation to any other business it carries on with any other Party or its related entities.

18.4	Reliance

The Security Agent may:

(a)	rely on any notice, communication or document believed by it to be genuine and correct and to have been communicated or signed by, or with the authority of, the proper person;

(b)	rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)	engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Security Agent); and

(d)	act under the Relevant Finance Documents through its personnel and agents.

18.5	Instructions

(a)
The Security Agent is fully protected if it acts on the instructions of any other person who is entitled to so instruct the Security Agent under the terms of this Agreement in the exercise of any right, power or discretion or any matter not expressly provided for in the Relevant Finance Documents.  Any such instructions given by such a person will be binding on all the Relevant Creditors subject to the provisions of Clause 12 (Enforcement of Security).

(b)
The Security Agent may assume  that, unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party under the terms of this Agreement has not been exercised and if it receives any instructions or directions from an Relevant Creditor or other person to take any action in relation to the Relevant Finance Documents, that all applicable conditions under this Agreement and any other Relevant Finance Documents have been satisfied and that such instructions or directions are duly given in accordance with the terms of this Agreement and the other Relevant Finance Documents and such instructions or directions have not been revoked.

(c)
The Security Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of any person under the terms of this Agreement.

(d)
The Security Agent shall act in accordance with any instructions given to it by the Majority Creditors or, if so instructed by the Majority Creditors, refrain from exercising any right, power, authority or discretion vested in it as Security Agent.

(e)
The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Creditors as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(f)	Save as provided in Clause 12 (Enforcement of Security), any instructions given to the Security Agent by the Majority Creditors shall override any conflicting instructions given by any other Parties.

(g)	Paragraph (d) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the other RCF Creditors and the Noteholders;

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 12.4 (Release other than in connection with Enforcement);

(B)	Clause 14.1 (Order of Application); and

(C)	Clause 14.5 (Permitted Deductions).

18.6	Legal Action

The Security Agent shall not be obliged to take, give directions or commence any legal action or proceeding against any person, body or corporation arising out of or in connection with this Agreement or the Transaction Security Documents until it shall have been indemnified and/or secured to its satisfaction against any and all costs, claims and expenses (including, but not limited to, legal fees and expenses which it may expend or incur in giving such directions or taking or commencing such legal action or proceeding).

18.7	Responsibility

(a)	The Security Agent is not responsible to any Relevant Creditor for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(i)	any Relevant Finance Document or any other document;

(ii)	any statement, representation, warranty or information (whether written or oral) made in or supplied in connection with any Relevant Finance Document or any Transaction Security; or

(iii)	any observance by any Relevant Creditor or Obligor of its obligations under any Relevant Finance Document or any other document.

(b)
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Relevant Finance Document, each Relevant Creditor (other than the Security Agent) confirms that it:

(i)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Relevant Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)	has not relied exclusively on any information provided to it by the Security Agent in connection with any Relevant Finance Document.

(c)	Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(i)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account; and

(ii)	have or be deemed to have any relationship of trust or agency with any Obligor.

(d)
The Security Agent is not responsible for failing to request, requiring or receiving any legal opinion or commenting on any legal opinion provided in connection with this Agreement or any of the other Finance Documents.

(e)
The Security Agent is under no obligation to monitor or supervise the functions of any other person and is entitled, in the absence of actual knowledge to the contrary, to assume that each such person is properly performing or complying with its obligations.

(f)	The Security Agent is not responsible for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person.

18.8	Exclusion of liability

(a)
The Security Agent is not liable or responsible to any Relevant Creditor or Obligor for any action taken or not taken by it in connection with any Relevant Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Relevant Finance Document.  Any officer, employee or agent of the Security Agent may rely on this Clause 18.8 and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)	None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(i)
the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise unless directly caused by its gross negligence or wilful misconduct; and

(ii)
any shortfall which arises on the enforcement or realisation of any Transaction Security or any other amounts or property which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust.

18.9	Event of Default

The Security Agent is not obliged to monitor, enquire or ascertain whether an Event of Default under the Relevant Finance Documents has occurred.  The Security Agent is not deemed to have knowledge of the occurrence of an Event of Default under the Relevant Finance Documents.

18.10	Information

(a)	The Security Agent must promptly forward to the Relevant Creditor concerned the original or a copy of any document which is delivered to the Security Agent by a Party for that person.

(b)
Except where a Relevant Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	Except as provided herein, the Security Agent has no duty:

(i)
either initially or on a continuing basis to provide any other Relevant Creditor with any credit or other information concerning the risks arising under or in connection with the Relevant Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)	unless specifically requested to do so by another Relevant Creditor in accordance with an Relevant Finance Document, to request any certificate or other document from any Obligor.

(d)
In acting as the Security Agent, the Security Agent will be treated as acting through its agency division which will be treated as a separate entity from its other divisions and departments.  Any information received or acquired by the Security Agent which, in its opinion, is received or acquired by another division or department or otherwise than in its capacity as the Security Agent may be treated as confidential by the Security Agent and will not be treated as information possessed by the Security Agent in its capacity as such.

(e)
The Security Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Relevant Finance Documents.

(f)
Each Obligor irrevocably authorises the Security Agent to disclose to the other Relevant Creditors the content of any notice or document which the Security Agent receives in its capacity as the Security Agent.

(g)
The Relevant Creditors shall provide to the Security Agent from time to time (through the Agent or Note Trustee, as relevant) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as trustee.

18.11	Indemnity

(a)
Without limiting the liability of any Obligor under the Relevant Finance Documents, each Relevant Creditor agrees to indemnify the Security Agent for its proportion of any loss, damages, penalties, costs, expenses or liabilities incurred by or asserted against the Security Agent in acting as the Security Agent or in any way relating to or arising out of the Relevant Finance Documents, except to the extent that the same is caused by the Security Agent’s gross negligence or wilful misconduct.

(b)
A Relevant Creditor’s proportion of the loss or liability set out in paragraph (a) above is the proportion which the amount owing to that Relevant Creditor bears to the aggregate of all the amounts owing to all the Relevant Creditors on the date the loss or liability was incurred by the Security Agent.

(c)	The Security Agent may deduct from any amount received by it for a Relevant Creditor any amount due to the Security Agent from that person under any Relevant Finance Document but unpaid.

(d)	Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Company to comply with obligations under clause 21 (Costs and Expenses);

(B)	the taking, holding, protection or enforcement of the Transaction Security;

(C)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, each Receiver and each Delegate by the Finance Documents or by law; or

(D)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(ii)
which otherwise relates to any of the Transaction Security or any other amounts or property which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

(e)
Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under paragraph (d) above will not be prejudiced by any release or disposal in accordance with this Agreement.

(f)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Relevant Creditors, indemnify itself out of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security, in respect of, and pay and retain, all sums necessary to give effect to the indemnity in paragraph (d) above and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18.12	Compliance

The Security Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or reasonably desirable to comply with any law or regulation.

18.13	Resignation

(a)	The Security Agent may resign and appoint any of its Affiliates as successor Security Agent to it by giving notice to the Agent and the Company.

(b)	Alternatively, the Security Agent may resign by giving notice to the Agent and the Company, in which case the Agent may appoint a successor security agent to it.

(c)
If no successor Security Agent has been appointed under paragraph (a) above within 30 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent to it.

(d)	The person(s) appointing a successor Security Agent must, if applicable, consult with the Agent and the Company prior to the appointment.

(e)
Except as provided below, the resignation of a Security Agent and the appointment of a successor Security Agent will both become effective only when the successor Security Agent notifies the Agent that it accepts its appointment and executes and delivers to the Agent a duly completed Deed of Accession.

(f)
The resignation of a Security Agent and the appointment of a successor Security Agent will both become effective only when the resigning Security Agent has assigned to the successor Security Agent any independent rights of the resigning Security Agent in its individual capacity under any of the Relevant Finance Documents by an assignment not constituting a novation of debt and to the extent legally possible not having any negative effect on the Transaction Security Documents executed in favour of the resigning Security Agent, the benefit of which shall be explicitly reserved to the successor Security Agent.

(g)
The resignation of a Security Agent and the appointment of a successor Security Agent will not become effective until the relevant Transaction Security Documents (and any related documentation) have been transferred to or into (and where required registered in) the name of the proposed successor Security Agent.

(h)	On satisfying the above conditions, the successor Security Agent will succeed to the position of the retiring Security Agent and the term Security Agent will mean the successor Security Agent.

(i)
The retiring Security Agent shall, at the cost of the Company, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Relevant Finance Documents.

(j)
Upon its resignation becoming effective, this Clause 18 will continue to benefit a retiring Security Agent in respect of any action taken or not taken by it in connection with the Relevant Finance Documents while it was a Security Agent, and, subject to paragraph (i) above, it will have no further obligations under any Relevant Finance Document.

(k)	The Agent may, by notice to the Security Agent, require the Security Agent to resign under paragraph (b) above.

(l)
An Obligor must (at its own cost after the occurrence of an Event of Default which is continuing or where the resignation of the Security Agent was due to an act or omission of any of the Obligor) take any action and execute any document which is reasonably required by the Security Agent so that a Transaction Security Document provides for effective and perfected security in favour of any successor Security Agent.

18.14	Relationship

The Security Agent may treat each Relevant Creditor as such and as entitled to payments under this Agreement and as acting through any relevant facility office(s) until it has received not less than five Business Days’ prior notice from that person to the contrary.

18.15	Notice period

Where this Agreement specifies a minimum period of notice to be given to the Security Agent, the Security Agent may, at its discretion, accept a shorter notice period.

18.16	Security Agent

(a)
Unless expressly provided to the contrary, and to the extent that under applicable law it is able to hold security created by a Transaction Security Document as trustee, the Security Agent holds the security created by the Transaction Security Documents on trust for the Relevant Creditors.  If under applicable law it is not able to hold any security created by a Transaction Security Document as trustee, the Security Agent shall accept and hold that part in its own name (but on behalf of the Relevant Creditors) to deal with that part in accordance with this Agreement and the Security Agent undertakes to apply that part as set out in this Agreement.

(b)	The Security Agent is not liable for:

(i)	any failure in perfecting or protecting the security constituted by any relevant Transaction Security Document; or

(ii)	any other action taken or not taken by it in connection with a relevant Transaction Security Document.

(c)	(i)	The Security Agent may accept, without enquiry, the title (if any) which an Obligor may have to any asset over which security is intended to be created by any relevant Transaction Security Document.

(ii)	The Security Agent has no obligation to insure any such asset or the interests of the Relevant Creditors in any such asset.

(d)
The Security Agent is not obliged to hold in its own possession any relevant Transaction Security Document, title deed or other document in connection with any asset over which security is intended to be created or evidenced by a relevant Transaction Security Document. Without prejudice to the above, the Security Agent may allow any bank providing safe custody services or any professional advisers to the Security Agent to retain any of those documents in its possession.

(e)	Except as otherwise provided in any relevant Transaction Security Document, all moneys received by the Security Agent under the Relevant Finance Documents may be:

(i)
invested in the name of, or under the control of, the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of the Agent; or

(ii)
placed on deposit in the name of, or under the control of, the Security Agent at such bank or institution (including any other Relevant Creditor) and upon such terms as the Security Agent may think fit.

(f)
Each Relevant Creditor confirms its approval of each relevant Transaction Security Document of which it is to have the benefit and authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee (or agent) or as otherwise provided (and whether or not expressly in the names of the Relevant Creditors) on its behalf.

(g)	In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)	it has not received any instructions from the Majority Creditors as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to clause 18.5(g)(iv) above,

the Security Agent may do so having regard to the interests of all the Relevant Creditors.

(h)
The Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary and/or any relevant contrary requirement contained in this Agreement, take or refrain from taking such action in the exercise of any of its rights, powers and duties under the Finance Documents as it considers in its discretion to be appropriate and the Security Agent will not be liable for any action taken or not taken in by it under or in connection with any Finance Document.

(i)
Notwithstanding any other provision in this Agreement, the Security Agent may refrain from acting in accordance with instructions given in accordance with this Agreement or taking any action in the exercise of any of its rights, powers and duties under the Finance Documents until it has received such security as it may require for any cost, loss or liability (together with any associated VAT or other taxes) which it may incur in complying with such instructions or taking such action.

(j)	Any consent or approval of the Security Agent may be given by it on such terms and subject to such conditions as the Security Agent sees fit.

18.17	Conflict

(a)
If there is any conflict between the provisions of this Agreement and any other Relevant Finance Document with regard to instructions to or other matters affecting the Security Agent, this Agreement will prevail.

(b)
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustees in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

18.18	Certification of Amount Owed

The Security Agent shall be entitled to rely upon a certificate of any Beneficiary or other beneficiary under Clause 14.1 (Order of Application) as to any amounts owing to any such party and shall not be responsible for any loss occasioned by its relying and acting on such certificate.

18.19	Indemnity

The Security Agent is not obliged or required to take any step or action or proceeding under or in connection with the Transaction Security or Transaction Security Documents or this Agreement unless it shall have been (a) instructed by the Majority Creditors in accordance with the terms of this Agreement and (b) indemnified and/or secured to its satisfaction in respect of any liability or expense it may incur as a result thereof.

18.20	Parallel Debt – Covenant to pay the Security Agent

(a)	In this Clause:

“Parallel Debt” means, in relation to an Underlying Debt, an obligation to pay to the Security Agent an amount equal to (and in the same currency as) the amount of the Underlying Debt.

“Underlying Debt” means, in relation to an Obligor and at any given time, each present and future payment obligation (whether matured or not) owing by that Obligor to a Creditor under the Finance Documents excluding the Parallel Debt.

(b)	Each Obligor irrevocably and unconditionally undertakes with the Security Agent to pay to the Security Agent its Parallel Debt.

(c)	Paragraph (b) above is:

(i)
for the purpose of ensuring and preserving the validity and enforceability of the security rights created pursuant to a Transaction Security Document governed by the laws of the Czech Republic, the Slovak Republic, the Netherlands, the Netherlands Antilles and any other relevant applicable law; and

(ii)	without prejudice to the other provisions of the Finance Documents.

(d)
Each Parallel Debt of an Obligor is an obligation of such Obligor that is a separate and independent obligation from such Obligor’s Underlying Debt.  Each Parallel Debt represents the Security Agent’s own independent right to receive payment of the Parallel Debt from the relevant Obligor.

(e)
No Obligor may pay any Parallel Debt other than at the instruction of, and in the manner determined by, the Security Agent provided that no Obligor shall be obliged to pay any Parallel Debt before corresponding Underlying Debt has fallen due.

(f)
Any payment made, or amount recovered, in respect of an Obligor’s Parallel Debt shall reduce the Underlying Debt to a Finance Party by the amount which that Finance Party has received out of that payment or recovery under the Finance Documents.

18.21	Parallel Debt – Application of proceeds

Any amount recovered by the Security Agent as a result of the operation of Clause 18.20 (Parallel Debt – Covenant to pay the Security Agent) will be applied in accordance with the provisions of this Agreement.

18.22	Co-security agent

(a)	The Security Agent may appoint a co-Security Agent:

(i)	if, without such appointment, the interests of any Relevant Creditors under the Relevant Finance Documents would be materially and adversely affected;

(ii)	for the purpose of complying with any law, regulation or other condition in any relevant jurisdiction; or

(iii)	for the purpose of obtaining or enforcing a judgment against any Obligor or enforcing any Relevant Finance Document against any Obligor in any jurisdiction,

provided that such appointment shall not impair the ranking of the Transaction Security created in favour of the Relevant Creditors or result in new hardening periods commencing in respect of it.

(b)
Any appointment under this paragraph (b) will only be effective if the co-security agent confirms to the Security Agent and the Company in form and substance satisfactory to the Security Agent that it is bound by the terms of this Agreement as if it were the Security Agent.

(c)	The Security Agent may remove any co-security agent appointed by it and may appoint a new co-security agent in its place.

(d)
Each Obligor must pay to the Security Agent any reasonable and documented remuneration paid by the Security Agent to any co-security agent appointed by it, together with any related costs and expenses properly incurred by the co-security agent.

18.23	Further Assurance

(a)
Without prejudice to any other clauses of this Agreement, the Company and each Obligor shall and the Company shall procure that each other Group Company which is a party to a Relevant Finance Document shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as shall be necessary or as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s) on behalf of the Relevant Creditors or otherwise)):

(i)
to perfect or release (including (without limitation and for the avoidance of doubt) in respect of any confirmation and extension of the Security created under the Transaction Security Documents) the Transaction Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject Transaction Security) or for the exercise of any rights powers and remedies of the Security Agent, the Relevant Creditors provided by or pursuant to the Relevant Finance Documents or by law; and/or

(ii)
to confer on the Security Agent, on behalf of the Relevant Creditors, Security over any property and assets of that Obligor or Group Company located in any jurisdiction equivalent or similar to the Transaction Security intended to be conferred by or pursuant to the Transaction Security Documents.

(b)
The Company and each Obligor shall and the Parent shall procure that each other Group Company which is a party to a Relevant Finance Document shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance or release (including (without limitation and for the avoidance of doubt) in respect of any confirmation and extension of the Security created under the Transaction Security Documents) of any Security conferred or intended to be conferred on the Security Agent, on behalf of the Relevant Creditors, by or pursuant to the Transaction Security Documents.

18.24	Currency conversion

Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided under the Finance Documents or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Security Agent having regard to current rates of exchange, if available.  Any rate, method and sate so specified will be binding on all Parties.

19.	THE NOTES TRUSTEE

19.1	Capacity of the Notes Trustees

(a)
This Agreement or, as applicable, any relevant Deed of Accession is executed and delivered by the Notes Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the Notes Indenture (the “Relevant Notes Documents”) (and in each case not further) for and on behalf of the Noteholders for which it acts as trustee, which powers and authority shall be exercised under this Agreement in the manner provided for, and in accordance with, the Relevant Notes Documents, and it shall have no liability for acting in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets. Prior to taking any action under this Agreement instructed to be taken in accordance with the Relevant Notes Documents, the Notes Trustee may reasonably request and rely upon an opinion of counsel or opinion of another qualified expert, at the expense of the Obligors.

(b)
Notwithstanding any provision to the contrary, the Notes Documents shall not be deemed to be amended in any way by this Agreement, and, in the event of a conflict between this Agreement and the Notes Document, the Notes Trustee shall comply with the Notes Documents.

19.2	Other Creditors

In acting pursuant to this Agreement and the Relevant Notes Documents, the Notes Trustee is not required to have any regard to the interests of any Creditors other than the Noteholders in respect of which it acts as trustee.

19.3	No action

Whether or not expressly provided in any other provisions in this Agreement, the Notes Trustee shall not have any obligation to take any action under this Agreement unless it is indemnified and/or secured and/or pre-funded to its satisfaction in accordance with the Relevant Notes Documents in respect of all costs, expenses and liabilities which it could in its opinion thereby incur.

19.4	Reliance and information

(a)
The Notes Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any other Party pursuant to the terms of this Agreement without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by that Party.

(b)
The Notes Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

(c)
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each RCF Creditor confirms that it has not relied exclusively on any information provided to it by the Notes Trustee in connection with any Finance Document.

(d)	The Notes Trustee is not obliged to review or check the adequacy or completeness of any document it forwards to another Party.

19.5	Limitation of Liability

It is understood by the Parties that in no case shall the Notes Trustees be:

(a)
personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by it in good faith in accordance with this Agreement; or

(b)	personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party,

all such liability, if any, being expressly waived by the Parties.  Notwithstanding the foregoing nothing in this Agreement shall relieve or indemnify the Notes Trustees from or against any liability which would otherwise attach to it in respect of any gross negligence or wilful misconduct.  It is also acknowledged that the Notes Trustee shall not have any responsibility for the actions of any individual Noteholders.  Under no circumstances will the Trustees be liable under this Agreement for any consequential loss (including without limitation loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage.

19.6	Knowledge of the Notes Trustees

The Notes Trustee shall not be charged with knowledge of the existence of facts that would require it to make a payment under this Agreement or prohibit it from making a payment in respect of the Notes unless not less than two Business Days prior to the date of such payment, the Notes Trustee has actual knowledge that such payments are required or prohibited by this Agreement.

19.7	Assumptions with regard to payments and proceeds

The Notes Trustee is entitled to assume that any payment made under the Finance Documents has been made in accordance with the ranking in Clause 2 (Ranking) and is not prohibited by Clause 4 (The Creditors) or is made in accordance with the provisions of Clause 14 (Proceeds of Enforcement), unless it is notified in writing to the contrary.  For the avoidance of doubt, the Parties agree and acknowledge that the Notes Trustee is not responsible for ensuring or monitoring that any payment made under the Finance Documents has been made in accordance with the ranking in Clause 2 (Ranking) and is not prohibited by Clause 4 (The Creditors) or is made in accordance with the provisions of Clause 14 (Proceeds of Enforcement).

19.8	Claims of Security Agent

The Security Agent agrees and acknowledges that it shall have no claim against the Notes Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, the Security Agent.

19.9	Limitations on Turnover of Payments

Notwithstanding any other provision of this Agreement, the Notes Trustee obligations hereunder (if any) to make any payment of any amount or to hold any amount on trust shall be only to make payment of such amount to or hold any such amount on trust to the extent that it has actual knowledge that such obligation has arisen in accordance with Clause 19.6 (Knowledge of the Notes Trustees) and to the extent that it has received such amount and such amount is still under its control.

19.10	No Indemnification by the Trustees

The Notes Trustee is not required to indemnify any other person, whether or not a party to this Agreement, in respect of any of the transaction contemplated by this Agreement.

19.11	No Fiduciary Duty

The Notes Trustee shall not owe any fiduciary duty to any Creditor (save in respect of such persons for whom it acts as trustee) and shall not be personally liable under this Agreement to any Creditor if it shall in good faith mistakenly pay over or distribute to any Creditor or to any other person cash, property or securities to which any other Creditor shall be entitled by virtue of this Agreement or otherwise.  With respect to the Creditors, the Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Notes Documents pursuant to which it acts as trustee, and the Parties hereto acknowledge and agree that no implied agreement, covenants or obligations on the part of the Trustees shall be read into this Agreement.

19.12	Provisions survive Termination

The provisions of this Clause 19 shall survive any termination of this Agreement.

19.13	Other Parties Not Affected

This Clause 19 is intended to afford protection to the Notes Trustee only.  No provision of this Clause 19 shall alter or change the rights and obligations as between the other Parties in respect of each other.

19.14	Notices

The Notes Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any Party pursuant to the terms of this Agreement without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by such party properly acting as directed by the appropriate instructing group.

19.15	Instructions

The Parties hereto acknowledge that, in acting under this Agreement, the Notes Trustee is  acting on instructions from the Noteholders in accordance with the terms of the Notes Indenture and where it acts on such instructions it shall not incur any liability to any person for so acting.

19.16	Responsibility

The Notes Trustee is not responsible to any Creditor for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(a)	any Finance Document or any other document;

(b)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document; or

(c)	any observance by any Obligor of its obligations under any Finance Document or any other document.

19.17	Disclosure of Information

Each Obligor irrevocably authorises the Notes Trustee to disclose to any Creditor any information which is received by it in its capacity as the Notes Trustee unless the terms and conditions of the Notes prohibit such disclosure.

19.18	Illegality

The Notes Trustee may with respect to this Agreement refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

19.19	Delegation and Appointment of Agents

The Notes Trustee may act under this Agreement through their personnel, agents, delegates and sub-delegates and in doing so they shall not be responsible hereunder or under any Finance Document to which they or either of them are or is a party to any Party nor to any Creditor for any misconduct or negligence on the part of any person if the Notes Trustee has exercised reasonable care in selecting such person and the Notes Trustee shall not be bound to supervise the acts of such persons.

19.20	Resignation and Removal of Notes Trustee

Each Party acknowledges that the Notes Trustee may resign or be removed in accordance with the terms of the Notes Indenture and/or the Notes Trustee shall be discharged from its obligations under this Agreement upon a successor Notes Trustee becoming a party to this Agreement pursuant to Clause 17.3 (Accession of Notes Trustee).

19.21	Section 1 of the Trustees Act 2000

Section 1 of the Trustee Act 2000 shall not apply to any function of the Notes Trustee, provided that if the Notes Trustee fails to show the degree of care and diligence required of it as a trustee, nothing in this Agreement shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any gross negligence, breach of duty or breach of trust of which it may be guilty.

19.22	Notes Trustee Ordinary Course Amounts

No provision of this Agreement shall alter or otherwise affect the rights and obligations of any Party to make payments in respect of the Notes Trustee Ordinary Course Amounts as and when the same are due and payable and receipt and retention by the Notes Trustee of the same or taking of any step or action by the Notes trustee in respect of its rights under the Notes Documents to the same.

19.23	No Requirement for Bond or Surety

The Notes Trustee shall not be required to give any bond or surety with respect to the performance of their duties or the exercise of its powers under this Agreement.

19.24	Encryption of Communications

Notwithstanding anything to the contrary in this Agreement any and all communications (both text and attachments) by or from the Notes Trustee that the Notes Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient (the “Email Recipient”) of the email communication will be required to complete a one-time registration process.  Information and assistance on registered and using the email encryption technology can be found at the Notes Trustee’s secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.0 or (904) 954-681 at any time.

20.	TRUSTS

The perpetuity period for each trust created by this Agreement shall be one hundred and twenty five (125) years from the date of commencement of each such trust.

21.	COSTS AND EXPENSES

21.1	Transaction Expenses

The Company shall, within five Business Days of receipt of an invoice or other written evidence, pay the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it (and any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

21.2	Preservation and Enforcement of Rights

The Company shall, within five Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights of the Creditors under, any this Agreement and any Transaction Security Document.

21.3	Amendment Costs

If any member of the Group requests an amendment, waiver, release or consent in relation to this Agreement or any Transaction Security Document, the Company shall, within five Business Days of receipt of an invoice or other written evidence, reimburse each of the Security Agent for the amount of all costs and expenses (including legal, notarial and other advisors’ fees) reasonably incurred by the Security Agent and/or the Notes Trustee (or any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

21.4	Stamp Taxes and Notarial Costs

The Company shall pay all stamp, registration, notarial and other taxes or fees to which this Agreement, the Transaction Security Documents (or any of them) or any judgement given in connection with them, is or at any time may be, subject and shall, from time to time, fully indemnify the Security Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax or fee.

22.	GOVERNING LAW AND JURISDICTION

22.1	Governing Law

This Agreement and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement shall be governed by, and construed and take effect in accordance with, English law.

22.2	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 22.2 is for the benefit of the Parties other than the Company and the other Obligors.  As a result, no Party other than the Obligors shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Parties other than the Obligors may take concurrent proceedings in any number of jurisdictions.

22.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(a)
irrevocably appoints CME Development Corporation with its registered branch at 52 Charles Street, London, W1J 5EU as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

22.4	Waiver of Jury Trial

Each of the Parties other than the Obligors irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other transaction document.

22.5	Other Obligors

If any Obligor is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of Luxembourg, Italy and/or Spain, it is hereby expressly acknowledged and accepted by the other Parties that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

IN WITNESS whereof this Agreement has been duly executed by the parties hereto the day and year first above written.

SCHEDULE 1

Part A
The Original Obligors

Name	Registration Number (or equivalent, if any)	Place of incorporation or establishment	Borrower or Guarantor

The Parent (Central European Media Enterprises Ltd.)	19574	Bermuda	Guarantor

Central European Media Enterprises NV	67248(0)	Curacao	Guarantor

CME Media Enterprises BV	33246826	Netherlands	Guarantor

CME Investments B.V. (formerly known as CME Romania B.V.)	33289326	Netherlands	Guarantor

The Company (CET 21 spol. s r.o.)	45900456	Czech Republic	Borrower

CME Slovak Holdings BV	34274606	Netherlands	Guarantor

MARKIZA-SLOVAKIA, spol. s r.o.	31444873	Slovak Republic	Guarantor

Part B
The Original RCF Lenders

Name	Address

BNP Paribas S.A.	37 Place du Marché Saint Honoré, 75 031 Paris Cedex 01, France

Citibank Europe plc (acting through its Prague branch Citibank Europe plc, organizačnĺ složka)	Bucharova 2641/14, 158 02, Prague 5, Czech Republic

ING Bank N.V.	Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands

JPMorgan Chase Bank, N.A.	125 London Wall, London, EC2 5AJ, England

Česká spořitelna a.s.	Evropská 17, 160 00 Praha 6, Czech Republic

SCHEDULE 2

FORM OF ACCESSION AGREEMENT

This Agreement is made                                     200[●]

BY  [●]                          of  [●]                         (the “Acceding Party”)

AND IS SUPPLEMENTAL to an intercreditor agreement (the “Intercreditor Agreement”) dated [●] 2010 and made between amongst others CET 21 spol. S r.o. and certain of its subsidiaries and affiliates as Original Obligors, BNP Paribas S.A. as Agent, BNP Paribas Trust Corporation UK Limited as Security Agent and Citibank, N.A., London Branch as the Notes Trustee.

IT IS AGREED as follows:

1.	Words and expressions defined in the Intercreditor Agreement shall bear the same meaning herein.

2.	The Acceding Party confirms it has been supplied with a copy of the Intercreditor Agreement.

3.	The Acceding Party covenants with the Parties to be bound by the terms of the Intercreditor Agreement as an Obligor.

4.	The Acceding Party shall accede to the Intercreditor Agreement in accordance with the terms thereof.

5.	This Agreement shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this Agreement has been duly signed by the parties hereto and executed as a deed by the Acceding Party the day and year first above written.

[This document takes effect as a deed notwithstanding that [●] only executes under hand.]

Acceding Party

EXECUTED AS A DEED by

________________

Director

________________

Director/ Secretary

Security Agent*

(for itself and all other Parties)

SIGNED	)
For and on behalf of	)
________________________________

*	In the case of successor Security Agent acceding the retiring Security Agent shall sign this form of Accession Agreement.

SCHEDULE 3

FORM OF DEED OF ACCESSION

THIS DEED dated [●] 200[●] is supplemental to an intercreditor agreement (the “Intercreditor Agreement”) dated [●] 2010 between, among others CET 21 spol. S r.o. and certain of its subsidiaries and affiliates as Original Obligors, BNP Paribas S.A. as Agent, BNP Paribas Trust Corporation UK Limited as Security Agent and Citibank, N.A., London Branch as the Notes Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Deed.

[Name of new party] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as [the Agent] [the Security Agent] [an RCF Lender] [Notes Trustee] as if it had been party originally to the Intercreditor Agreement in that capacity and that it shall perform all of the undertakings and agreements set out in the Intercreditor Agreement and given by [the Agent] [the Security Agent] [an RCF Creditor] [Notes Trustee].

The address for notices of the new [Agent] [Security Agent] [RCF Creditor] [Notes Trustee] for the purposes of Clause 15 (Notices) of the Intercreditor Agreement is:

[●].

This document takes effect as a deed notwithstanding that the [name of new party] only executes under hand.

This Deed is governed by English law and Clauses 16 (Miscellaneous) and 12 (Enforcement of Security) of the Intercreditor Agreement are hereby incorporated in this Deed by reference (mutatis mutandis).

[Insert appropriate execution language]

Acknowledged.

By:

SIGNATURES

The Parent

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Executed as a Deed

By:	/s/ David Sach

Title:	CFO

Address:	Mintflower Place, 4th Floor, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda
Fax:	+ 1 441 295 0992
Attention:	Assistant Secretary

With a copy to:

CME Development Corporation
Address:	52 Charles Street, London W1J 5EU
Fax:	+44 207 127 5801
Attention:	Legal Department

The Company

CET 21 SPOL. S R.O.

Executed as a Deed

By:	/s/ Petr Dvořák	By:	/s/ Oliver Meister
	Petr Dvořák		Oliver Meister
	Executive Director		Executive Director

Address:	Prague 5, Křiženeckého nám. 1078/5, Post Code 152 00, Czech Republic
Fax:	+420 242 466 035
Attention:	Vít Vážan, CFO

With a copy to:

CME Media Services Limited
Address:	Prague 5, Křiženeckého nám. 1078/5, Post Code 152 00, Czech Republic
Fax:	+420 242 466 010
Attention:Ing. Petr Dvořák, Statutory Executive

The other Original Obligors

CENTRAL EUROPEAN MEDIA ENTERPRISES NV

Executed as a Deed

By:	/s/ Oliver Meister
Oliver Meister
Managing Director

Address:	Schottegatweg Oost 44, Willemstad, Curaçao
Fax:	+ 599 9 732 2500
Attention:	Managing Director

With a copy to:

CME Development Corporation
Address:	52 Charles Street, London W1J 5EU
Fax:	+44 207 127 5801
Attention:	Legal Department

CME MEDIA ENTERPRISES B.V.

Executed as a Deed

By:	/s/ David Sturgeon
David Sturgeon
Managing Director

Address:	Dam 5B, 1012 JS Amsterdam, The Netherlands
Fax:	+ 312 042 31404
Attention:	Finance Officer

With a copy to:

CME Development Corporation
Address:	52 Charles Street, London W1J 5EU
Fax:	+44 207 127 5801
Attention:	Legal Department

CME INVESTMENTS B.V.

Executed as a Deed

By:	/s/ David Sturgeon
David Sturgeon
Managing Director

Address:	Dam 5B, 1012 JS Amsterdam, The Netherlands
Fax:	+ 312 042 31404
Attention:	Finance Officer

With a copy to:

CME Development Corporation
Address:	52 Charles Street, London W1J 5EU
Fax:	+44 207 127 5801
Attention:	Legal Department

CME SLOVAK HOLDINGS B.V.

Executed as a Deed

By:	/s/ David Sturgeon
David Sturgeon
Managing Director

Address:	Dam 5B, 1012 JS Amsterdam, The Netherlands
Fax:	+ 312 042 31404
Attention:	Finance Officer

With a copy to:

CME Development Corporation
Address:	52 Charles Street, London W1J 5EU
Fax:	+44 207 127 5801
Attention:	Legal Department

MARKÍZA-SLOVAKIA, spol. s r.o.

Executed as a Deed

By:	/s/ Radka Doehring	By:	/s/ Petr Dvořák
	Radka Doehring		Petr Dvořák
	Attorney		Attorney

Address:	Bratislavská 1/a, 843 56 Bratislava – Záhorská Bystrica, Slovak Republic
Fax:	+ 421 2 6595 6829
Attention:	Finance Director

With a copy to:

CME Development Corporation
Address:	52 Charles Street, London W1J 5EU
Fax:	+44 207 127 5801
Attention:	Legal Department

The Original RCF Lenders

BNP PARIBAS S.A.

Executed as a Deed

By: /s/ Sandra Sitbon	Sandra Sitbon

By: /s/ Ali Elamari	Ali Elamari

Address:	37 Place du Marché Saint Honoré, 75 031 Paris Cedex 01, France
Fax:	+33 (0)1 42 98 09 79
Attention:	Sandra Sitbon/Ali El Amari

CITIBANK EUROPE plc

PRESENT when the Common Seal

of Citibank Europe plc was affixed

to this deed and this deed was delivered:	/s/ Mark Fitzgerald

Director

/s/ Deirdre Pepper

Secretary

ING BANK N.V.

Executed as a Deed

By:  /s/ David J. Grover

By: /s/ Wim Steenbakkers	Managing Director

Structured Finance

Telecom, Media & Technology Finance

Address:	Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands
Fax:	+31 20 576 5080
Attention:	Olivia Salamanca

JPMORGAN CHASE BANK, N.A.

Executed as a Deed

By: /s/ Frances Smith	Frances Smith

By: /s/ Carlos Vazquez	Carlos Vazquez

Address:	10 Aldermanbury, London, EC2V 7RF
Fax:	+44 (0)20 7777 1493
Attention:	Isabelle Niño/Frances Smith

ČESKÁ SPOŘITELNA, A.S.

Executed as a Deed

By:	/s/ František Havrda	By:	/s/ Václav Šnydr
	Povĕřeni/Proxy		Senior Manager
Syndications/syndikované úvĕry

Address:	Evropská 17, 160 00 Praha 6, Czech Republic
Fax:	+420 224 641 080
Attention:	Václav Šnýdr

The Agent

BNP PARIBAS S.A.

Executed as a Deed

By: /s/ Sandra Sitbon	Sandra Sitbon

By: /s/ Ali Elamari	Ali Elamari

Address:	37 Place du Marché Saint Honoré, 75 031 Paris Cedex 01, France
Fax:	+33 (0)1 42 98 09 79
Attention:	Sandra Sitbon/Ali El Amari

The Security Agent

BNP PARIBAS TRUST CORPORATION UK LIMITED

Executed as a Deed

By:	/s/ Andrew Brown

Andrew Brown

Address:	55 Moorgate, London EC2R 6PA
Fax:	+44 207 595 5078
Attention:	The Directors

Witness Signature: /s/ Carl Baldry

Name: Carl Baldry

Address: 55 Moorgate, London EC2

Fax: +44 207 595 5078

The Notes Trustee

CITIBANK, N.A., LONDON BRANCH

Executed as a Deed

By:	/s/ Azmina Keshani

Asst. Vice President

Address:	14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB
Fax:	+44 207 500 5877
Attention:	Agency & Trust